Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2020, relating to the consolidated financial statements of Neonode Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Neonode Inc. for the year ended December 31, 2019, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ KMJ Corbin & Company LLP

Irvine, California

September 4, 2020